                                                                      EXHIBIT 11



                                   March 19, 1998


Robertson Stephens Investment Trust
555 California Street
San Francisco, California  94104

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the Registration Statement on Form N-14 (the "Registration Statement") of Robertson Stephens Investment Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest of the Robertson Stephens Partners Fund (the "Fund"), a series of shares of beneficial interest of the Trust (collectively, the "Shares").

     In connection with this opinion, we have examined such records, documents, and certificates of public officials and the Trust as we have deemed necessary for the purpose of giving this opinion. We have assumed the genuineness of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     We were not involved in the organization of the Trust, and understand that in connection with the filing of the original registration statement of the Trust under the Securities Act of 1933, as amended, you received an opinion of other Massachusetts counsel to the effect that the Trust is an entity of the type commonly known as a "Massachusetts business trust". We have not examined independently the question of what law would govern the interpretation or enforcement of any provision of the Agreement and Declaration of Trust and have for this purpose assumed that the Trust is a duly established and validly existing unincorporated voluntary association with transferable shares under Massachusetts law (commonly known as a "Massachusetts business trust") and that the interpretation and enforcement of each provision of the Agreement and Declaration of Trust will be governed by the laws of The Commonwealth of Massachusetts.

     We have made such examination of Massachusetts law as we have deemed relevant for purposes of this opinion. We express no opinion as to the effect of laws, rules, and regulations of any state or jurisdiction other than The Commonwealth of Massachusetts. We understand that the Shares are to be issued in accordance with the terms of an Agreement and Plan of Reorganization (the "Agreement") between the Trust on behalf of the Fund and the Trust on behalf of the Robertson Stephens Global Low-Priced Stock Fund, another series of shares of the Trust. We assume that the Board of Trustees of the Trust will have duly adopted and approved the Agreement, in the form or in substantially the form filed as part of the Registration Statement, in respect of each such Fund prior to the time of the issuance of the Shares.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, upon delivery thereof and payment therefor in accordance with the Registration Statement, will be duly authorized, validly issued, fully paid, and nonassessable by the Trust.

     Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Agreement and Declaration

Roberston Stephens Investment Trust                              March 19, 1998

of Trust disclaims liability of any shareholder for payment under any credit, contract, or claim against the Trust or any series of the Trust. The Agreement and Declaration of Trust provides for indemnification by the Trust of any shareholder or former shareholder held liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

     This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

     We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the Securities and Exchange Commission.

                              Very truly yours,

                              /s/  ROPES & GRAY

                              ROPES & GRAY